EXHIBIT 99.5

INSTRUCTIONS TO REGISTERED HOLDER
OR DTC PARTICIPANT
FROM BENEFICIAL OWNER
FOR
5.95% SENIOR NOTES DUE 2012
AND
6.35% SENIOR NOTES DUE 2017
AND
6.80% SENIOR NOTES DUE 2037
OF
WEATHERFORD INTERNATIONAL, INC.

The undersigned hereby acknowledges receipt of the Prospectus dated [          ], 2007 (the “Prospectus”) of Weatherford International, Inc., a Delaware corporation (the “Company”), and the accompanying Letter of Transmittal (the “Letter of Transmittal”) that together constitute the Company’s offer (the “Exchange Offer”) to exchange an aggregate principal amount of up to $600,000,000 of its 5.95% Senior Notes due 2012 (the “2012 Exchange Notes”), an aggregate principal amount of up to $600,000,000 of its 6.35% Senior Notes due 2017 (the “2017 Exchange Notes”) and an aggregate principal amount of up to $300,000,000 of its 6.80% Senior Notes due 2037 (the “2037 Exchange Notes,” and collectively with the 2012 Exchange Notes and the 2017 Exchange Notes, the “Exchange Notes”) registered under the Securities Act of 1933, as amended (the “Securities Act”), for like principal amounts of its outstanding unregistered 5.95% Senior Notes due 2012 (the “2012 Outstanding Notes”), 6.35% Senior Notes due 2017 (the “2017 Outstanding Notes”) and 6.80% Senior Notes due 2037 (the “2037 Outstanding Notes,” and collectively with the 2012 Outstanding Notes and the 2017 Outstanding Notes, the “Outstanding Notes”), respectively. Capitalized terms used but not defined herein have the meanings assigned to them in the Prospectus and the Letter of Transmittal.

This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer with respect to the Outstanding Notes held by you for the account of the undersigned, on the terms and subject to the conditions in the Prospectus and Letter of Transmittal.

1. The principal amount of the 2012 Outstanding Notes held by you for the account of the undersigned is (fill in the amount):

$           (principal amount of 2012 Outstanding Notes).

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐	To TENDER ALL of the 2012 Outstanding Notes held by you for the account of the undersigned.

☐	To TENDER the following 2012 Outstanding Notes held by you for the account of the undersigned (insert principal amount of 2012 Outstanding Notes to be tendered, if any):

$          (principal amount of 2012 Outstanding Notes).

☐	NOT TO TENDER any 2012 Outstanding Notes held by you for the account of the undersigned.

2. The principal amount of the 2017 Outstanding Notes held by you for the account of the undersigned is (fill in the amount):

$          (principal amount of 2017 Outstanding Notes).

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐	To TENDER ALL of the 2017 Outstanding Notes held by you for the account of the undersigned.

☐	To TENDER the following 2017 Outstanding Notes held by you for the account of the undersigned (insert principal amount of 2017 Outstanding Notes to be tendered, if any):

$          (principal amount of 2017 Outstanding Notes).

☐	NOT TO TENDER any 2017 Outstanding Notes held by you for the account of the undersigned.

3. The principal amount of the 2037 Outstanding Notes held by you for the account of the undersigned is (fill in the amount):

$          (principal amount of 2037 Outstanding Notes).

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐	To TENDER ALL of the 2037 Outstanding Notes held by you for the account of the undersigned.

☐	To TENDER the following 2037 Outstanding Notes held by you for the account of the undersigned (insert principal amount of 2037 Outstanding Notes to be tendered, if any):

$          (principal amount of 2037 Outstanding Notes).

☐	NOT TO TENDER any 2037 Outstanding Notes held by you for the account of the undersigned.

If the undersigned is instructing you to tender any or all of the Outstanding Notes held by you for the account of the undersigned, the undersigned agrees and acknowledges that you are authorized:

(a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Outstanding Notes, including but not limited to the representations that: (i) the Exchange Notes or book-entry interests therein to be acquired by the undersigned (the “Beneficial Owner(s)”) in connection with the Exchange Offer are being acquired by the undersigned in the ordinary course of business of the undersigned, (ii) the undersigned is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes, (iii) the undersigned acknowledges and agrees that any person who is a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or is participating in the Exchange Offer for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Exchange Notes or interests therein acquired by such person and cannot rely on the position of the staff of the Securities and Exchange Commission (the “Commission”) set forth in certain no-action letters, (iv) the undersigned understands that a secondary resale transaction described in clause (iii) above and any resales of Exchange Notes or interests therein obtained by such holder in exchange for Outstanding Notes or interests therein originally acquired by such holder directly from the Company should be covered by an effective registration statement containing the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K of the Commission, and (v) the undersigned is not at an “affiliate,” as defined in Rule 405 under the Securities Act, of the Company. If the undersigned is a broker-dealer (whether or not it is also an “affiliate”) that will receive Exchange Notes for its own account pursuant to the Exchange Offer, the undersigned represents that the Outstanding Notes to be exchanged for the Exchange Notes were acquired by it as a result of market-making activities or other trading activities, and acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes; provided, however, by so acknowledging and by delivering a prospectus, the undersigned does not and will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act;

(b) to agree on behalf of the undersigned, as set forth in the Letter of Transmittal; and

(c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of the Outstanding Notes.

SIGN HERE

Name of beneficial owner(s) (please print):

Signature(s):

Address:

Telephone Number:

Taxpayer Identification Number or Social Security Number:

Date:

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